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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10317) pertaining to the 1995 Incentive Plan and Non-Employee Directors' Incentive Plan of Patriot American Hospitality, Inc. (the "Company") and the Registration Statement on Form S-3 (No. 333-12973) of the Company and the related Prospectus of our reports (a) dated March 14, 1997 with respect to the Consolidated Financial Statements of Resorts Limited Partnership for the years ended December 31, 1996 and 1995; (b) dated February 13, 1997 with respect to the Financial Statements of CV Ranch Limited Partnership for the years ended December 31, 1996 and 1995; and (c ) dated February 12, 1997 with respect to the Financial Statements of Telluride Resort and Spa Limited Partnership for the years ended December 31, 1996 and 1995; all of which are included in the Company's Current Report on Form 8-K/A, Amendment No.2, dated January 16,
1997.


                                      ERNST & YOUNG LLP

Phoenix, Arizona
April 7, 1997